EXHIBIT 99.1

Molecular Templates, Inc. Reports First Quarter 2019 Financial Results

AUSTIN, Texas, May 13, 2019 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular” or “Molecular Templates”), a clinical-stage oncology company focused on the discovery and development of the company’s proprietary engineered toxin bodies (ETBs), which are differentiated, targeted, biologic therapeutics for cancer, today reported financial results for the first quarter of 2019. As of March 31, 2019, Molecular’s cash and investments totaled $84 million, and is expected to fund operations into the first half of 2021.

“So far in 2019, we have made substantial progress in advancing our pipeline and platform. We now have three Phase II studies open for our lead program, MT-3724, and our HER2 ETB, MT-5111, now has an open IND and Phase I dosing will begin in 3Q,” said Eric Poma, Ph.D., Molecular Templates’ Chief Executive and Scientific Officer. “At the recent American Association of Cancer Research (“AACR”) Annual Meeting, preclinical data was presented that showed that our second-generation ETBs utilizing our de-immunized scaffold have improved potency, greatly improved tolerability, and potential for less frequent dosing. These improvements have been demonstrated in preclinical studies with our ETBs targeting CD38, HER2, and PD-L1, all of which are expected to generate clinical data in the next 12 months.”

Company Highlights and Upcoming Milestones

Corporate

  Molecular presented new data on its pipeline programs and technology platform in four posters at the AACR Annual Meeting 2019, March 29 - Apr 3, 2019 in Atlanta, Georgia. Presentations featured data on 1) CD38-targeted ETB TAK-169, 2) CD20-targeted ETB MT-3724 in combination with chemotherapy or IMiDs, 3) PD-L1-targeted ETB for direct cell kill approach to PD-L1 expressing cancers, 4) bispecific ETBs for targeted cancer treatment.

TAK-169

  Takeda and Molecular expect to file an IND and start a Phase I multiple myeloma trial in 2019 for TAK-169 (CD38 targeted ETB).

MT-3724

  Molecular is conducting a Phase II monotherapy study of MT-3724 in relapsed/refractory diffuse large B-cell lymphoma (DLBCL). This study has the potential to be pivotal. Molecular expects to provide an update on this study in 2H19.
  Molecular is also conducting two Phase II studies in earlier lines of DLBCL; one with MT-3724 in combination chemotherapy (GemOx) and the other with MT-3724 in combination with Revlimid. Molecular expects to report an update on both MT-3724 combination studies with MT-3724 in 2H19.

MT-5111

  Molecular announced the acceptance of its IND filing for MT-5111, its ETB targeting HER2, in April 2019. The Phase I study in patients with HER2 positive solid tumors is expected to start dosing in 3Q19. Molecular expects to report an update on this study in 2H19.

Research

  Molecular expects to file an IND application for MT-6035, its ETB targeting PD-L1 (with antigen seeding), in 2H19.
  Several other ETB candidates are in preclinical development, targeting both solid and hematological cancers.

Takeda Multi-Target Collaboration

  Takeda and Molecular are conducting lead optimization for ETBs against two undisclosed targets selected by Takeda under the collaboration. Should Takeda exercise its option to license ETBs for both targets, Molecular would receive $25 million and would be eligible to receive up to $547 million in milestone payments and tiered royalties on sales.

Financial Results

The net loss attributable to common shareholders for the first quarter of 2019 was $6.2 million, or $0.17 per basic and diluted share. This compares with a net loss attributable to common shareholders of $8.7 million, or $0.32 per basic and diluted share, for the same period in 2018.

Revenues for the first quarter of 2019 were $7.0 million, compared to $0.5 million for the same period in 2018. Revenues for the first quarter of 2019 were comprised of revenues from collaborative research and development agreements with Takeda, and grant revenue from CPRIT. Total research and development expenses for the first quarter of 2019 were $8.5 million, compared with $6.7 million for the same period in 2018. Total general and administrative expenses for the first quarter of 2019 were $4.9 million, compared with $2.9 million for the same period in 2018.

About Molecular Templates

Molecular Templates is a clinical-stage oncology company focused on the discovery and development of differentiated, targeted, biologic therapeutics for cancer. We believe our proprietary biologic drug platform technology, referred to as engineered toxin bodies, or ETBs, provides a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics. ETBs utilize a genetically engineered form of Shiga-like Toxin A subunit, or SLTA, a ribosome inactivating bacterial protein, that can be targeted to specifically destroy cancer cells.  Additional information about Molecular Templates can be obtained at http://www.mtem.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements.  All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements.  Examples of such statements include, but are not limited to, statements relating to the development of the Company’s lead program, MT-3724; the expected timing of submitting various IND applications and conducting studies; and the Company’s belief that its proprietary biologic drug platform technology, or ETBs, provides for a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of the Company to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contact:

Adam Cutler
Chief Financial Officer
adam.cutler@mtem.com
862-204-4006

Molecular Templates, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Research and development revenue – from related party	$6,413	$163
Research and development revenue – other	—	68
Grant revenue	595	251
Total revenue	7,008	482
Operating expenses:
Research and development	8,454	6,687
General and administrative	4,935	2,910
Total operating expenses	13,389	9,597
Loss from operations	6,381	9,115
Interest and other income, net	510	82
Interest and other expense, net	(293)	(295)
Change in fair value of warrant liabilities	(4)	614
Net loss attributable to common shareholders	$6,168	$8,714
Net loss per share attributable to common shareholders:
Basic and diluted	$0.17	$0.32
Weighted average number of shares used in net loss per share calculations:
Basic and diluted	36,738,993	26,989,693

Molecular Templates, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,855	$87,721
Marketable Securities, Current	45,720	10,234
Prepaid expenses	2,005	2,244
Accounts receivable from related party	295	240
Other current assets	5,085	4,424
Total current assets	90,960	104,863
Operating lease right-of-use assets, non-current	11,131	—
Property and equipment, net	7,108	6,851
In-process research and development	26,623	26,623
Other assets	4,783	1,821
Total assets	$140,605	$140,158
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,582	$780
Accrued liabilities	5,979	5,357
Deferred revenue, current	19,307	26,231
Other current liabilities	1,232	141
Total current liabilities	28,100	32,509
Deferred revenue, long term	2,065	2,670
Long-term debt, net	3,159	3,254
Operating lease liabilities, long-term	10,770	—
Other liabilities	374	819
Total liabilities	44,468	39,252
Total stockholders’ equity	96,137	100,906
Total liabilities and stockholders’ equity	$140,605	$140,158